Exhibit 99.1

             Whole Foods Market Announces Fourth Quarterly Dividend

    AUSTIN, Texas, Sept. 22 /PRNewswire-FirstCall/ -- Whole Foods Market, Inc. (Nasdaq: WFMI) today announced that its Board of Directors declared its fourth quarterly dividend. The Company estimates it will pay out approximately
$9 million to shareholders in the $0.15 per share dividend which is payable October 18, 2004 to shareholders of record at the close of business on October 8, 2004.

    About Whole Foods Market:
    Founded in 1980 in Austin, Texas, Whole Foods Market(R)
(http://www.wholefoodsmarket.com ) is the largest natural and organic foods supermarket retailer. The Company had $3.7 billion in sales for the twelve months ending July 4, 2004 and currently has 163 stores in the United States, Canada, and the United Kingdom.

    The following constitutes a "Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995. Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements that involve risks and uncertainties, which could cause our actual results to differ materially from those described in the forward looking statements. These risks include but are not limited to general business conditions, the timely development and opening of new stores, the integration of acquired stores, the impact of competition, and other risks detailed from time to time in the Company's SEC reports, including the report on Form 10K for the fiscal year ended September 28, 2003. The Company does not undertake any obligation to update forward-looking statements.

     Contact: Cindy McCann
     VP of Investor Relations
     512.477.4455

SOURCE  Whole Foods Market, Inc.
    -0-                             09/22/2004
    /CONTACT: Cindy McCann, VP of Investor Relations of Whole Foods Market, Inc., +1-512-477-4455/
    /Web site:  http://www.wholefoodsmarket.com /
    (WFMI)